SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	March 14, 2001

FLOWERS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-9787	58-0244940

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

1919 Flowers Circle, Thomasville, GA	31757

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(229) 226-9110

ITEM 5. OTHER EVENTS.

      On March 14, 2001, Flowers Industries, Inc. (the “Company”) issued a press release announcing the record date for its merger transaction with Kellogg Company and its associated spin-off of Flowers Foods. If the merger transaction is completed, shareholders of record at the close of business on March 26, 2001 will receive a cash payment estimated to be between $12.45 and $12.60 per share, and one share of Flowers Foods common stock for every five shares of the Company’s common stock they own. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

      ITEM 7(c) – Exhibits.

99.1	Press Release Issued by Flowers Industries, Inc., dated March 14, 2001.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS INDUSTRIES, INC.

By: /s/ G. Anthony Campbell

Name: G. Anthony Campbell

Title: Secretary and General Counsel

Date: March 14, 2001

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT

99.1	Press Release Issued by Flowers Industries, Inc., dated March 14, 2001.